Exhibit 10.1

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 1, 2026, among OHI Asset Management LLC (the “Company”), Omega Healthcare Investors, Inc. (the “Parent”), and [Name of Executive] (the “Executive”).

INTRODUCTION

The Company, the Parent and the Executive are parties to an employment agreement generally effective as of [Date], as amended (the “Employment Agreement”). The parties now desire to further amend the Employment Agreement to, among other things, update the annual base salary payable to the Executive, and extend the term of the Employment Agreement by one year to December 31, [Three Years from Start of Amendment] (subject to earlier termination as provided in the Employment Agreement).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is amended, effective as of the date first set forth above (except as otherwise provided below), as follows:

1.	By substituting the following for the first sentence of Section 2(a):

“The Company shall pay the Executive a base salary of $[Salary] per annum effective January 1, 2026, which base salary will be subject to review effective as of January 1, 2027, and at least annually thereafter by the Compensation Committee of the Board of Directors of the Parent (the ‘Compensation Committee’) for possible increases.”

2.	[The following shall be applicable to Mr. Gourmand only:] By substituting in the first sentence of Section 2(b)(i) the phrase “after 2025 of 200%, 125% and 75%” for “in and after which the Effective Date falls of 125%, 75% and 50%”.

3.	By substituting in Section 3(a), the year “2028” for the year “2027” wherever it appears.

4.	[The following shall be applicable to Ms. Makode only:] By substituting in the first clause of Section 3(c)(i)(A) “two” for “one and one-half”.

5.	[The following shall be applicable to Mr. Gourmand only:] By substituting in the first clause of Section 3(c)(i)(A) “three” for “two”.

6.	[The following shall be applicable to Ms. Makode only:] By substituting in the first sentence of Section 3(c)(ii) “twenty-four (24)” for “eighteen (18)”.

Exhibit 10.1

7.	[The following shall be applicable to Mr. Gourmand only:] By substituting in the first sentence of Section 3(c)(ii) “thirty-six (36)” for “twenty-four (24)”.

8.	Section 11(a) is hereby deleted in its entirety and replaced with the following:

“‘Affiliate’ means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company, where “control” means direct or indirect ownership of more than fifty percent  (50%) of the value of an entity.”

9.	[The following shall be applicable to Ms. Makode only:] By substituting in Section 11(b) (definition of “Applicable Period”) “twenty-four (24)” for “eighteen (18)”.

10.	[The following shall be applicable to Mr. Gourmand only:] By substituting in Section 11(b) (definition of “Applicable Period”) “thirty-six (36)” for “twenty-four (24)”.

11.	Section 11(c) is hereby deleted in its entirety and replaced with the following:

“‘Area’ means the states, areas and countries listed on Exhibit B hereto and all other states in which the Company or any of its Affiliates owns, acquires, develops, invests in, leases, finances the ownership of, or finances the operation of, or operates any skilled nursing facilities, senior housing, long-term care facilities, assisted living facilities, or other residential healthcare-related real estate.”

12.	Section 11(d) is hereby deleted in its entirety and replaced with the following:

“‘Business of the Company’ means (i) any business with the primary purpose of leasing assets to healthcare operators, and/or financing the ownership of and/or financing the operation of skilled nursing facilities, senior housing, long-term care facilities, assisted living facilities, and/or other residential healthcare-related real estate and/or (ii) any business that engages in the operation of skilled nursing facilities, senior housing, long-term care facilities, assisted living facilities, or other residential healthcare-related real estate.”

13.	Section 11(f) is hereby deleted in its entirety and replaced with the following:

“‘Competing Business’ means the entities listed below and any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company; provided, however, that a business described in clause (ii) of the definition of “Business of the Company” shall be considered to be a Competing Business only if that business (or another entity that is controlled by, controlling or under common control with that business, where “control” means direct or indirect ownership of more than fifty percent of the value of an entity) (1) has a contractual relationship with the Company or any of its Affiliates and (2) is not an Affiliate of the Company:

(i)	American Healthcare REIT
(ii)	CareTrust REIT, Inc.,

Exhibit 10.1

(iii)	Communities Healthcare Trust Incorporated,
(iv)	Diversified Healthcare Trust,
(v)	Global Medical REIT, Inc.,
(vi)	Healthpeak Properties, Inc.,
(vii)	Healthcare Realty Trust Incorporated,
(viii)	LTC Properties, Inc.,
(ix)	Medical Properties Trust, Inc.,
(x)	National Health Investors, Inc.,
(xi)	Sabra Health Care REIT, Inc.,
(xii)	Sila Realty Trust,
(xiii)	Universal Health Realty Income Trust,
(xiv)	Ventas, Inc., and
(xv)	Welltower Inc.”

14.	Exhibit B is hereby deleted in its entirety and replaced with the following:

“EXHIBIT B

STATES, AREAS AND COUNTRIES

Alabama

Arkansas

Arizona

California

Colorado

Connecticut

Delaware

District of Columbia

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska

Exhibit 10.1

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

Tennessee

Texas

Vermont

Virginia

Washington

West Virginia

Wisconsin

Bailiwick of Jersey

Canada

United Kingdom”

In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect as prior to this Amendment.

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Exhibit 10.1

IN WITNESS WHEREOF, the Company, the Parent and the Executive have each executed and delivered this Amendment to Employment Agreement as of the date first shown above.

THE COMPANY: OHI ASSET MANAGEMENT LLC
By: _________________________________

THE PARENT: OMEGA HEALTHCARE INVESTORS, INC.
By: _________________________________

THE EXECUTIVE: By: _________________________________
[Name of Executive]